Exhibit (a)(5)(H)
IN THE COURT OF COMMON PLEAS
OF ALLEGHENY COUNTY, PENNSYLVANIA

x

IN RE PORTEC RAIL PRODUCTS, INC.	:	CONSOLIDATED CIVIL ACTION
SHAREHOLDERS LITIGATION	:	G.D. 10-3547
	:	G.D. 10-3562
	x	G.D. 10-3982

HONORABLE CHRISTINE A. WARD

ORDER OF COURT

IN THE COURT OF COMMON PLEAS
OF ALLEGHENY COUNTY, PENNSYLVANIA

x

IN RE PORTEC RAIL PRODUCTS, INC.	:	CONSOLIDATED CIVIL ACTION
SHAREHOLDERS LITIGATION	:	G.D. 10-3547
	:	G.D. 10-3562
	x	G.D. 10-3982

HONORABLE CHRISTINE A. WARD
ORDER OF COURT
     AND NOW, to wit, this 24th day of June, 2010, upon the filing and consideration of Plaintiffs’ Non-Opposition to Defendants’ Motion to Dissolve Preliminary Injunction Order, it is hereby ORDERED, ADJUDGED and DECREED that the Defendants’ Motion to Dissolve Preliminary Injunction is GRANTED. The presentation of Defendants’ Motion to Dissolve Preliminary Injunction that was scheduled for July 12, 2010 is cancelled. The preliminary injunction that was granted by Order of Court dated April 21, 2010 is hereby DISSOLVED.

Bond is relinguished,
BY THE COURT:
/s/ Christine A. Ward

COPIES SENT TO:
Counsel for Plaintiffs:
Alfred G. Yates, Jr.
Gerald L. Rutledge
LAW OFFICE OF ALFRED G. YATES, JR., P.C.
519 Allegheny Building
429 Forbes Avenue
Pittsburgh, PA 15219
Telephone: (412) 391-5164
Counsel for Defendants Portec Rail Products, Inc., Marshall T. Reynolds, John S. Cooper, Louis J. Akers, Philip E. Cline, Daniel P. Harrington, A. Michael Perry, Douglas V. Reynolds, Neal W. Scaggs, Philip Todd Shell. Kirby J. Taylor, and Thomas W. Wright (the “Portec Defendants”):
William Pietragallo, II, Esquire
Eric G. Soller, Esquire
Anthony J. Basinski, Esquire
James W. Kraus, Esquire
PIETRAGALLO GORDON ALFANO
BOSICK & RASPANTI, LLP
One Oxford Centre
The Thirty-Eighth Floor
Pittsburgh, Pennsylvania 15219
Tel: (412) 263-4346
Counsel for Defendants L.B. Foster Company and Foster Thomas Company:
Michael J. Manzo, Esquire
Stanley Yorsz, Esquire
BUCHANAN INGERSOLL & ROONEY PC
One Oxford Centre
301 Grant Street, 20th Floor
Pittsburgh, PA 15219-1410
Tel: (412) 562-8841